UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 16, 2012

Footstar, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-11681	22-3439443
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

933 MacArthur Boulevard, Mahwah, New Jersey		07430
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (201) 934-2000

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

On April 16, 2012, FCB I LLC (“FCB”) issued a joint press release with Auxilium Pharmaceuticals, Inc. A copy of the press release is attached hereto as Exhibit 99.1.

FCB is an indirect, majority-owned subsidiary of Xstelos Holdings, Inc. (“Xstelos”), which is a wholly-owned subsidiary of Footstar, Inc. (“Footstar”). Footstar is a holding company that is winding down pursuant to an Amended Plan of Complete Dissolution and Liquidation.  On January 19, 2012, the board of directors of Footstar approved a Plan of Reorganization pursuant to which Footstar contributed all of its assets to Xstelos. In exchange for the contribution of all of its assets, including its interest in FCB, Xstelos assumed all of Footstar’s liabilities and issued all of its shares of common stock to Footstar.  On January 25, 2012, Xstelos filed a registration statement on Form S-1, File No. 333-179148 with the SEC in order to register the distribution of all of the common stock of Xstelos to stockholders of Footstar.  This registration statement, as amended, was declared effective on April 12, 2012. Footstar anticipates distributing all of the Xstelos common stock to holders of Footstar’s common stock pro rata on a one-for-one basis shortly on a distribution date to be announced. Immediately after the distribution is completed, Footstar’s stockholders will own all of the outstanding shares of common stock of Xstelos, and Xstelos stockholders’ holdings will be proportionate to their percentage ownership of Footstar shares as of the record date for the distribution.  This Form 8-K does not constitute an offer of any securities for sale.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Document
99.1	Press Release.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

FOOTSTAR, INC.

Dated: April 16, 2012	By:	/s/ Jonathan M. Couchman
		Name:	Jonathan M. Couchman
		Title:	President, Chief Executive Officer and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Document
99.1	Press Release.